AKIN GUMP
STRAUSS HAUER & FELD llp

Attorneys at Law

Exhibit 5.1

May 24, 2005

Tejas Incorporated
2700 Via Fortuna, Suite 400
Austin, Texas 78746

     Re:      Tejas Incorporated Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Tejas Incorporated, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-8, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of up to 1,200,000 shares (the “Company Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), to be issued under the Company’s First Amended and Restated 1999 Stock Option Plan (as amended, the “Plan”).

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement relating to the Company Shares has become effective under the Act, and when issued and delivered as described in the Registration Statement (and the prospectus referred to therein) and pursuant to the terms of the Plan, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

300 West 6th Street, Suite 2100 / Austin, Texas 78701-3911 / 512.499.6200 / fax: 512.499.6290 / akingump.com

AKIN GUMP
STRAUSS HAUER & FELD llp

Attorneys at Law

Tejas Incorporated
May 24, 2005

     A.      We have assumed that the exercise price per share of all stock options granted under the Plan will be equal to or greater than the par value per share of the Common Stock.

     B.      We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.